SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2019

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ENTERPRISE DIVERSIFIED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1518 Willow Lawn Drive
Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(434) 336-7737

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 8.01 – Other Events.

This morning, Wednesday, November 20, 2019, Enterprise Diversified, Inc. (the “Company”) filed a verified complaint in the Court of Chancery of the State of Delaware commencing a civil action against Woodmont Lexington, LLC, a Delaware limited liability company (“Woodmont”).

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2019, the Company had sold to Woodmont, on June 27, 2019, 65% of the Company’s membership interest in Mt Melrose, LLC, a Delaware limited liability company (“Mt Melrose”), which, as has been previously reported, owns and operates a portfolio of income-producing real estate in Lexington, Kentucky. Since the closing of the Mt Melrose transaction, Woodmont, by its representative, Tice Brown, has made repeated offers to buy out the Company’s remaining interest in Mt Melrose. Woodmont’s most recent offer was received by the Company, in writing, on November 11, 2019, with a deadline for acceptance of 9:00 a.m. Monday, November 18, 2019. All such offers have been rejected or not responded to by the Company, as being unfavorable, undesirable and not in the long-term best interests of the Company and its shareholders.

The present action was filed by the Company in response to repeated claims and demands and injurious conduct by Woodmont and its representative, Tice Brown. The Company is seeking, among other relief available, injunctive, declaratory and equitable relief against Woodmont, along with attorneys’ fees and expenses.

Item 9.01 – Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits – none

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2019		ENTERPRISE DIVERSIFIED, INC.

	By:	/s/ Steven L. Kiel
Steven L. Kiel
Executive Chairman